United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  September 5, 2017

Spine Injury Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We entered into a letter agreement with Jeffrey A. Cronk, D.C., our Chief Operating Officer, which became effective on September 5, 2017 upon approval of our Board of Directors, under which we agreed to compensate Dr. Cronk $5,000 per month as well as grant him 20,000 restricted shares of common stock immediately and, for the next 12 quarters, grant him 40,000 restricted shares of common stock at the end of each quarter if he achieves certain objectives established by the Board of Directors.

A copy of the of the letter agreement is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter agreement between Spine Injury Solutions, Inc. and Jeffrey Cronk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: September 7, 2017	Chief Executive Officer